Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2013, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries as of December 29, 2012 and December 31, 2011 and for each of the years then ended, which report is included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended December 29, 2012.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California

February 10, 2014